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                                  THE TRANSTERRA CO.

                                 EXECUTIVE BONUS PLAN

                                      ARTICLE I

                                       PURPOSE


    The purpose of The Transterra Co. Executive Bonus Plan (the "Plan") is to enable Transterra Co., a Nebraska corporation (the "Company"), to attract and retain executive employees of exceptional ability for the Company or its subsidiaries by providing such employees with a means of enhancing their compensation and retirement benefits based upon the performance of the Company.


                                      ARTICLE II

                                     DEFINITIONS

    For purposes of the Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

    2.1 ACTIVE PARTICIPANT. "Active Participant" means a Participant who is designated by the Board to receive Credits for a particular Plan Year, whether or not such Participant enters into an Election Agreement for such Plan Year.

    2.2 AGE-55 CREDIT. "Age-55 Credit" means each Credit which a particular Participant does not elect in his or her Election Agreement to be treated as a Cash Bonus Credit or a 5-Year Credit.

    2.3 BEGINNING BOOK VALUE. "Beginning Book Value" means the Book Value as of the end of the Plan Year immediately preceding the Grant Date for any particular Plan Year.

    2.4 BENEFICIARY. "Beneficiary" means the person or persons designated by a Participant pursuant to Article VIII, or as otherwise provided in Article VIII, to receive any benefits payable under the Plan in the event of such Participant's death.

    2.5  BOARD.  "Board" means the Board of Directors of the Company.

    2.6 BOOK VALUE. "Book Value" as of a particular date means the common stockholders' equity of the Company as shown on the consolidated balance sheet of the Company and its direct and indirect subsidiaries as of such date (determined in accordance

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with generally accepted accounting principles), plus the total amount of any dividends whose declaration or payment by the Company during the twelve-month period preceding such date has reduced such common stockholders' equity from what it would have been had such dividends not been declared or paid during such twelve-month period, divided by the total number of outstanding shares of common stock (exclusive of treasury shares) of the Company as of such date. If such balance sheet date is as of the last day of the Company's fiscal year, then the balance sheet shall be the audited consolidated balance sheet for such fiscal year.

    2.7 CASH BONUS CREDIT. "Cash Bonus Credit" means each Credit which a particular Active Participant elects in his or her Election Agreement to receive at the end of a particular Plan Year.

    2.8 COMMITTEE. "Committee" means the Plan Committee appointed by the Board to administer the Plan.

    2.9 CREDIT. "Credit" means the unit of measurement for purposes of the Plan, expressed as a whole number. For purposes of determining the applicable Book Value attributable to a Credit, one Credit is the equivalent of one share of common stock of the Company.

    2.10 DISABILITY. "Disability" means such physical or mental illness or incapacity which has prevented a Participant from performing on a regular basis the material duties of such Participant's employment with the Company or one of its subsidiaries for a continuous period of more than ninety (90) days.

    2.11 ELECTION AGREEMENT. "Election Agreement" means the agreement filed by an Active Participant with the Committee pursuant to Article IV with respect to the payment for a Participant's Credits.

    2.12 5-YEAR CREDIT. "5-Year Credit" means each Credit which a particular Active Participant elects in his or her Election Agreement to receive immediately upon the completion of the 5-year vesting period for such Credit.

    2.13 GRANT DATE. "Grant Date" means for any particular Plan Year the first day of such Plan Year.

    2.14 PARTICIPANT. "Participant" means any individual who at any time has been designated by the Board to participate in the Plan as an Active Participant, whether or not such individual enters into an Election Agreement and whether or not such individual is an Active Participant for any particular Plan Year.

    2.15 PLAN YEAR.  "Plan Year" means the Company's fiscal year.


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                                     ARTICLE III

                                ADMINISTRATION OF PLAN

    3.1 BONUS PLAN COMMITTEE; DUTIES. The Plan shall be administered by the Committee. Members of the Committee may be Participants under the Plan. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretation of the Plan, which may arise in connection with the Plan.

    3.2 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration or interpretation of the Plan and the rules and regulations promulgated under the Plan shall be final, conclusive, and binding upon all persons having any interest in the Plan, unless a written appeal from the affected Participant or Beneficiary is received by the Board within thirty (30) days after the disputed decision or action of the Committee. Upon timely receipt of such appeal, the Board will review the disputed decision or action of the Committee; and the decision of the Board with respect to such appeal shall be final, conclusive, and binding on the person lodging such appeal and all persons claiming by, through, or under such person.


                                      ARTICLE IV

                       PARTICIPATION AND PARTICIPANT ELECTIONS


    4.1 PARTICIPATION. Not later than October 31 of each Plan Year (except that for the first Plan Year such date shall be December 31) the Board shall designate in writing (i) each executive employee of the Company or any of its subsidiaries who shall be an Active Participant for such Plan Year and (ii) the performance guidelines to be used to determine the number of Credits which may be granted to such Active Participant for such Plan Year. Promptly after making such designation, the Board shall furnish a written notice of such designation to each executive employee so designated and in such notice shall set forth for such executive employee the Grant Date, the performance guidelines to be used to determine the number of Credits which may be granted to such Participant for the particular Plan Year, and the Beginning Book Value attributable to such Credits.

    4.2 PARTICIPANT ELECTIONS. On or before November 15 of each Plan Year (except that for the first Plan Year such date shall be January 15), an Active Participant shall designate in an Election Agreement whether the Credits which may be granted under Section 4.1 for a particular Plan Year shall be treated as Cash Bonus Credits, 5-Year Credits, or Age-55 Credits; provided, that the


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number of Credits designated by an Active Participant to be treated as Cash
Bonus Credits shall not exceed 50% of such Active Participant's actual Credits for such Plan Year. In the event an Active Participant does not timely enter into an Election Agreement with the Company for any Plan Year, then such Active Participant shall be deemed to have elected to treat all of such Active Participant's Credits (if any) for such Plan Year as Age-55 Credits. Except as otherwise provided in the Plan, an Active Participant's election pursuant to an Election Agreement shall be irrevocable upon the delivery of such Election Agreement to the Committee.


                                      ARTICLE V

                                 PARTICIPANT ACCOUNTS

    5.1 ESTABLISHMENT OF ACCOUNT. The Company shall establish in its records a separate Account for each Participant. Within each Account the Company shall establish the following sub-accounts for each Participant: a Cash Bonus Credit Account, a 5-Year Credit Account, and an Age-55 Credit Account. A Participant's Account shall be used solely as a bookkeeping device for purposes of the Plan and shall not constitute or be treated as a trust fund or reserve of any kind or require the segregation of any assets of the Company.

    5.2 CREDITING OF ACCOUNTS. On or before December 31 of each calendar year but effective as of the last day of the preceding Plan Year, the Company will credit to the Account of each Active Participant the Credits actually earned by such Active Participant for the preceding Plan Year pursuant to the guidelines referred to in Section 4.1; and such Credits shall be allocated among such Active Participant's Cash Bonus Credit Account, 5-Year Credit Account, and Age-55 Credit Account based upon the election made by such Active Participant pursuant to Section 4.2 or as otherwise provided in Section 4.2. For bookkeeping purposes the Grant Date, number of Credits, and the Beginning Book Value attributable to such Credits also shall be recorded in each Account.

    5.3 STATEMENT OF ACCOUNT. The Company shall submit to each Participant, within 120 days after the end of each calendar year, a statement in such form as the Company deems appropriate setting forth a summary of such Participant's Account as of December 31 of such calendar year (after all credits to such account made on such December 31).


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                                      ARTICLE VI

                                       VESTING

    6.1 VESTING OF CASH BONUS CREDITS. A Participant's Cash Bonus Credits for a particular Plan Year shall vest in such Participant and become nonforfeitable by such Participant on the earlier of (i) the last day of such Plan Year, or (ii) the acceleration of such vesting by action of the Board. Notwithstanding the preceding sentence, a Participant's Cash Bonus Credits for a particular Plan Year shall not vest in such Participant pursuant to clause (i) in the event such Participant's employment with the Company or one of its subsidiaries has been terminated prior to the last day of such Plan Year for reasons other than such Participant's Disability or death.

    6.2 VESTING OF 5-YEAR CREDITS. A Participant's 5-Year Credits for a particular Plan Year shall vest in such Participant and become nonforfeitable by such Participant on the earlier of (i) the last day of the fifth Plan Year ending after such 5-Year Credits originally were credited to such Participant's Account, (ii) the death of such Participant, (iii) the termination of such Participant's employment by the Company or one of its subsidiaries solely by reason of such Participant's Disability, or (iv) the acceleration of such vesting by action of the Board. For example, a Participant's 5-Year Credits for the Plan Year beginning in 1991 will vest in such Participant under clause (i) of the preceding sentence on the last day of the Plan Year ending in 1997; however, such 5-Year Credits could vest in such Participant earlier than the last day of the Plan Year ending in 1997 if clause (ii), (iii), or (iv) of the preceding sentence actually is applicable.

    6.3 VESTING OF AGE-55 CREDITS. A Participant's Age-55 Credits for a particular Plan Year shall vest in such Participant and become nonforfeitable by such Participant on the earlier of (i) the last day of the fifth Plan Year ending after such Age-55 Credits originally were credited to such Participant's Account, (ii) the death of such Participant, (iii) such Participant's reaching the age of fifty-five (55) years, (iv) the termination of such Participant's employment by the Company or one of its subsidiaries solely by reason of such Participant's Disability, or (v) the acceleration of such vesting by action of the Board. For example, a Participant's Age-55 Credits for the Plan Year beginning in 1991 will vest in such Participant under clause (i) of the preceding sentence on the last day of the Plan Year ending in 1997; however, such Age-55 Credits could vest in such Participant earlier than the last day of the Plan Year ending in 1997 if clause (ii),
(iii), (iv), or (v) of the preceding sentence actually is applicable.

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    6.4  FORFEITURE OF NON-VESTED CREDITS.  If a Participant's Credits for a
particular Plan Year have not become fully vested and nonforfeitable pursuant to Sections 6.1, 6.2, or 6.3 at the time or as a result of the termination of such Participant's employment with the Company or one of its subsidiaries, then upon the termination of such Participant's employment by the Company or one of its subsidiaries the non-vested Credits shall be removed from such Participant's Account, and such Participant shall have no further rights with respect to the Credits so removed.

                                     ARTICLE VII

                                 PAYMENT OF BENEFITS

    7.1 CASH BONUS CREDITS. The Company shall pay to a Participant the entire value of his or her vested Cash Bonus Credits in one lump sum on or before the first January 31 occurring after the end of the Plan Year in which such Cash Bonus Credits vest in such Participant. The value of such Participant's Cash Bonus Credits shall be that amount determined by multiplying the number of such vested Cash Bonus Credits by the difference determined by subtracting (i) the applicable Beginning Book Value for such Cash Bonus Credits from (ii) the Book Value for such Cash Bonus Credits as of the last day of the Plan Year in which such Cash Bonus Credits vested in such Participant. In the event the foregoing computation results in a negative number, then the value of such vested Cash Bonus Credits shall be zero. (For example, consider a Participant whose 100 vested Cash Bonus Credits had a Beginning Book Value of $10 and a Book Value of $12 as of the last day of the Plan Year in which such Cash Bonus Credits vested in such Participant. The value of this Participant's Cash Bonus Credits would be $200 (100 X($12-$10)).

    7.2 5-YEAR CREDITS. The Company shall pay to a Participant the entire value of his or her vested 5-Year Credits in one lump sum on or before the first January 31 occurring after the end of the Plan Year in which such 5-Year Credits vest in such Participant. The value of such Participant's 5-Year Bonus
Credits shall be that amount determined by multiplying the number of such vested 5-Year Credits by the difference determined by subtracting (i) the applicable Beginning Book Value for such 5-Year Credits from (ii) the Book Value for such 5-Year Credits as of the last day of the Plan Year in which such 5-Year Credits vested in such Participant. In the event the foregoing computation results in a negative number, then the value of such vested 5-Year Credits shall be zero.

    7.3 TERMINATION OF EMPLOYMENT. If a Participant's employment with the Company or one of its subsidiaries terminates prior to such Participant's reaching the age of fifty-five (55) years for any reason other than such Participant's Disability or death, then


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such terminated Participant shall be entitled to receive the entire value of his or her vested Cash Bonus Credits, 5-Year Credits, and Age-55 Credits as of the date of such termination; and such terminated Participant's non-vested Cash
Bonus Credits, 5-Year Credits, and Age-55 Credits shall be forfeited pursuant to
Section 6.4. The value of such terminated Participant's vested Cash Bonus Credits and 5-Year Credits shall be payable as provided in Section 7.1 or 7.2, whichever is applicable. The value of such terminated Participant's vested Age-55 Credits shall be payable in one lump sum on or before the first January
31 after the first to occur of such Participant's reaching the age of fifty-five (55) years or such Participant's death; and such value shall be determined by multiplying the number of such vested Age-55 Credits by the difference determined by subtracting (i) the applicable Beginning Book Value for such Age-55 Credits from (ii) the Book Value for such Age-55 Credits as of the last day of the Plan Year immediately preceding the Plan Year in which such Participant's employment by the Company terminated. In the event the foregoing computation results in a negative number, then the value of such vested Age-55 Credits shall be zero.

    7.4 AGE-55 CREDITS. When a Participant reaches the age of fifty-five (55) years, such Participant shall be entitled to receive the entire value of his or her Cash Bonus Credits and Age-55 Credits (whether or not such Credits have vested in such Participant) as of the December 31 immediately following the Participant's 55th birthday, and (with respect to Credits subsequently earned) on each December 31 thereafter (after all credits to such Participant's Account which are to be made pursuant to the Plan on such December 31); and such value shall be paid to the Participant in one lump sum on or before the first January 31 occurring after such December 31. The value of such Cash Bonus Credits and Age-55 Credits shall be that amount determined by multiplying the number of such Credits by the difference determined by subtracting (i) the applicable Beginning Book Value for such Credits from (ii) the Book Value for such Credits as of the last day of the Plan Year ending prior to the Plan Year in which the Participant reached age 55 or the last day of each Plan Year ending after the Participant reached age 55, whichever is applicable. In the event the foregoing computation results in a negative number, then the value of such vested Credits shall be zero.

    7.5 DEATH. Upon the death of a Participant, such Participant's Beneficiary or Beneficiaries shall be entitled to receive the entire value of such deceased Participant's Cash Bonus Credits, 5-Year Credits, and Age-55 Credits (whether or not such Credits have vested in such Participant) as of the December 31 immediately following the date of such Participant's death (including any Credits credited to such Participant's Account on December 31 of the calendar year in which such death occurs); and such benefits shall be paid to the Participant's Beneficiary or Beneficiaries, as the case may be, in one lump sum on or before the


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first January 31 occurring after such December 31.  The value of such Cash Bonus
Credits, 5-Year Credits, and Age-55 Credits shall be that amount determined by multiplying the number of such Credits by the difference determined by subtracting (i) the applicable Beginning Book Value for such Credits from (ii) the Book Value for such Credits as of the last day of the Plan Year ending prior to the Plan Year in which such death occurs. In the event the foregoing computation results in a negative number, then the value of such vested Credits shall be zero.

    7.6 DISABILITY. If a Participant's employment with the Company terminates solely because of such Participant's Disability, such Participant shall be entitled to receive the entire value of his or her Cash Bonus Credits, 5-Year Credits, and Age 55 Credits (whether or not such Credits have vested in such Participant) as of the December 31 immediately following the Disability of such Participant (after all Credits to such Participant's Account which are to be made pursuant to the Plan on such December 31); and such value shall be paid to the Participant in one lump sum on or before the first January 31 occurring after such December 31. The value of such Cash Bonus Credits, 5-Year Credits, and Age-55 Credits shall be that amount determined by multiplying the number of such Credits by the difference determined by subtracting (i) the applicable Beginning Book Value for such Credits from (ii) the Book Value for such Credits as of the last day of the Plan Year ending prior to the Plan Year in which such Disability termination occurs. In the event the foregoing computation results in a negative number, then the value of such vested Credits shall be zero.

    7.7 ACCELERATED DISTRIBUTIONS. The Board reserves the right in its absolute discretion at any time to accelerate the time of vesting of any Credits in a Participant and also to accelerate the payment to a Participant or a Beneficiary or Beneficiaries (as the case may be) of some or all of the value of the vested Credits in a Participant's Account. No Participant who is a member of the Board shall participate in any decision by the Board with respect to the acceleration of vesting of Credits or of payments from such Participant's Account.

    7.8 WITHHOLDING; PAYROLL TAXES. To the extent required by applicable laws in effect at the time payments are made under the Plan, the Company shall withhold from payments made under the Plan any taxes required to be withheld from such payments by federal, state or local laws.


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                                     ARTICLE VIII

                               BENEFICIARY DESIGNATION

    8.1 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate in writing on a form prescribed by the Committee any person or persons as the Beneficiary or Beneficiaries (both primary and contingent) to whom payments under the Plan shall be made in the event of the Participant's death prior to complete distribution of the benefits due the Participant under the Plan. Such form shall be filed with the Committee and shall become effective when so filed.

    8.2 CHANGE OF BENEFICIARY. Any Beneficiary designation may be changed by a Participant by the filing of such change in writing on a form prescribed by the Committee. Effective upon its filing with the Committee prior to such Participant's death, a new Beneficiary designation will cancel all Beneficiary designations previously filed by a Participant.

    8.3 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary pursuant to this Article VIII, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, in equal shares by representation:

    (a)  The Participant's surviving spouse;

    (b)  The Participant's issue; or

    (c)  The personal representative of the Participant's estate.


                                      ARTICLE IX

                          AMENDMENT AND TERMINATION OF PLAN

    9.1 AMENDMENT. The Board may amend the Plan at any time in whole or in part or discontinue the Plan without terminating the Plan; however, no amendment or discontinuance of the Plan shall decrease the amount of any Account then in existence, without the written consent of the affected Participant.

    9.2 TERMINATION. The Board may terminate the Plan at any time. Upon any such termination, the credits required to be made to a Participant's Account shall be made as of the effective date of the Plan termination, all Credits shall be fully vested in the respective Participants to whom such Credits have been given, and all Participants in the Plan thereupon shall be paid the value of


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the Credits in their respective Accounts in a lump sum, such value to be determined by multiplying the number of such Credits by the difference determined by subtracting (i) the applicable Beginning Book Value for such Credits from (ii) the Book Value for such Credits as of the last day of the Plan Year ending prior to the effective date of such termination. In the event the foregoing computation results in a negative number, then the value of such vested Credits shall be zero.


                                      ARTICLE X

                                    MISCELLANEOUS

    10.1 DILUTION. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the shares of the Company, then the Credits subject to the Plan shall be adjusted as and to the extent appropriate, in the absolute discretion of the Committee, to provide each Participant with the same relative rights before and after such change.

    10.2 CREDITOR STATUS. Participants and their Beneficiaries shall have no legal or equitable rights, interests, or claims in or to any particular property or assets of the Company or any of its subsidiaries, nor shall they be beneficiaries of, or have any rights, claims, or interests in or to, any life insurance policies or annuity contracts (or the proceeds therefrom) now owned or which hereafter may be acquired by the Company or any of its subsidiaries ("Policies"). Such Policies, proceeds, or other assets of the Company or any of its subsidiaries shall not be held under any trust for the benefit of Participants or their Beneficiaries or held in any way as collateral security for the satisfaction or discharge of the obligations of the Company under the Plan; however, such Policies, proceeds, and assets may be held in a trust if such trust provides that such Policies, proceeds, and assets remain subject to the claims of the general creditors of the Company or any of its subsidiaries in the event of the bankruptcy or insolvency of the Company or any of its subsidiaries. Any and all of the assets of the Company or any of its subsidiaries and such Policies (if any) shall be, and remain, the general and unrestricted assets of the Company or any of its subsidiaries. The obligation of the Company or any of its subsidiaries under the Plan is and shall be merely an unfunded and unsecured promise of the Company or any of its subsidiaries to pay money in the future.

    10.3 NONASSIGNABILITY. Neither a Participant nor a Beneficiary nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable under the Plan, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and nontransferable. No part of any amounts


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payable under the Plan shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

    10.4 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of the Plan and of any Election Agreement entered into pursuant to the Plan shall not be deemed to constitute a contract of employment between the Company or any of its subsidiaries and a Participant, and a Participant (or a Participant's Beneficiary) shall have no rights against the Company or any of its subsidiaries under the Plan except as may be specifically provided in the Plan. Moreover, nothing in the Plan shall be deemed to give a Participant the right (i) to be retained in the employ or other service of the Company or any of its subsidiaries for any specific length of time, (ii) to interfere with the right of the Company or any of its subsidiaries to discipline or discharge the Participant at any time, (iii) to hold any particular position or responsibility with the Company or any of its subsidiaries, (iv) to receive any particular compensation from the Company or any of its subsidiaries, or (v) to be an Active Participant for any particular Plan Year.

    10.5 NO EQUITY INTEREST. Nothing in the Plan shall be deemed to give a Participant (i) any capital stock or other equity interest in the Company or any of its subsidiaries or (ii) the right to receive any shares of capital stock or other equity interest in the Company or any of its subsidiaries.

    10.6 PARTICIPANT COOPERATION. Each Participant shall cooperate with the Company by furnishing any and all information requested by the Company to facilitate the payment of benefits under the Plan, by taking such physical examinations as the Company may deem necessary, and by taking such other actions as reasonably may be requested by the Company.

    10.7 INCOMPETENT. If the Committee reasonably determines that any Participant or Beneficiary to whom a benefit is payable under the Plan is unable to care for his or her affairs because of illness or accident, then any payment due such Participant or Beneficiary (unless prior claim therefor shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Company, to the person deemed by the Committee to have current responsibility for the handling of the affairs of such Participant or Beneficiary. Any such payment shall be a payment for the account of the Participant or Beneficiary and shall be a complete discharge of any liability of the Company therefor.


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    10.8  GOVERNING LAW.  The provisions of the Plan shall be governed by and construed according to the laws of the State of Nebraska.

    10.9 NUMBER AND GENDER. Unless the context otherwise requires, for all purposes of the Plan, words in the singular number include their plural, words in the plural include their singular, and words of one gender include the other genders.

    10.10 SECTION TITLES. The titles of the various sections of the Plan are for convenient reference only and shall not be considered in the interpretation of the Plan.

    10.11 SEVERABILITY. If any provision of the Plan is determined by any court to be invalid, then such invalidity shall not affect any other provision of the Plan to which effect reasonably can be given without such invalid provision; and for such purpose the provisions of the Plan shall be severable from one another.

    10.12 SUCCESSORS. The provisions of the Plan shall be binding upon and inure to the benefit of the Company and any of its subsidiaries, each Participant, and each Beneficiary and their respective, heirs, personal representatives, successors, and permitted assigns, if any.

    10.13 EFFECTIVE DATE. The Plan shall become effective as of the first day of the Company's fiscal year beginning in 1991.

    IN WITNESS WHEREOF, the Company has executed the Plan this _____ day of _____________________________ , 1991.

                                       TRANSTERRA CO.



                                       By:
                                          ------------------------------------

                                       Title:
                                             ---------------------------------


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